UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 20, 2026

(Date of earliest event reported)

PRINCIPAL FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16725	42-1520346
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification Number)

711 High Street, Des Moines, Iowa 50392

(Address of principal executive offices)

(515) 247-5111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PFG	Nasdaq Global Select Market

☐	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

      Emerging growth company    ☐

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07 Submission of Matters to a Vote of Security Holders

Principal Financial Group, Inc. (the "Company") held its annual shareholders meeting on May 19, 2026. The result of each matter voted upon at the annual shareholders meeting is set forth below.

(1)	Election of Class I director nominees.

The shareholders elected as Class I directors, each to serve for a three-year term that expires at the annual shareholders meeting to be held in 2029, with Ms. Beams standing for reelection with the Class II directors at the 2027 Annual Meeting of Shareholders to maintain as nearly as equal as possible distribution of directors across classes, as described in the Company's 2026 Proxy Statement.

	VOTES FOR	VOTES AGAINST	ABSTAINED	BROKER NON-VOTES
Jonathan S. Auerbach	147,522,363	1,320,440	445,762	13,652,890
Mary E. “Maliz” Beams	147,350,149	1,520,839	417,577	13,652,890
Jocelyn Carter-Miller	131,550,124	17,197,659	540,782	13,652,890
Scott M. Mills	145,397,523	3,381,841	509,200	13,652,890
Claudio N. Muruzabal	145,874,024	2,893,833	520,707	13,652,890

		Votes For	Votes Against	Abstained	Broker Non-Votes
(2)	Advisory Vote to Approve Executive Compensation	143,995,731	4,652,158	640,675	13,652,890
(3)	Ratification of Appointment of Independent Registered Public Accountants	152,476,036	10,211,189	254,229	0
(4)	Approval of the Principal Financial Group, Inc. 2026 Stock Incentive Plan	145,770,467	3,118,949	399,148	13,652,890

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRINCIPAL FINANCIAL GROUP, INC.

By:	/s/ Christopher Agbe-Davies
Name:	Christopher Agbe-Davies
Title:	Vice President, Associate General Counsel, and Interim Secretary

Date: May 20, 2026